Exhibit 99.1

NOTE:  PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND ARE BEING FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN A CONFIDENTIAL TREATMENT REQUEST UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. THE SYMBOL "[***]" IN THIS EXHIBIT INDICATES THAT INFORMATION HAS BEEN OMITTED.

PEACOCK OIL & GAS PROPERTIES, LTD.
1100 N.E. Loop 410, Suite 724
San Antonio, Texas 78209
(210) 824-1471
Fax (210) 824-7776

October 3, 2005

PARTICIPATION AGREEMENT

Mr. James E. Sigmon, President
The Exploration Company
500 North Loop 1604 East
San Antonio, Texas 78232

RE: 134,068.40 Gross Acres, More or Less
128,704.14 Net Acres, More or Less
Marfa Basin, Barnett Shale Prospect
Presidio and Brewster Counties, Texas

Gentlemen:

        This letter, when fully executed, shall constitute an Agreement between Elton Smith and Peacock Oil & Gas Properties, Ltd., a Texas Limited Partnership, acting by and through its General Partner, Peacock Exploration, LLC., hereinafter collectively referred to as "Peacock" and The Exploration Company, its successors and assigns, hereinafter referred to as "TXCO" regarding the acquisition of a Leasehold Working Interest in the 134,068.40 gross mineral acres of Oil & Gas Leases, "Prospect Acreage", which rights are more particularly described in the Fee Oil & Gas Lease Agreements attached hereto as Exhibits "I", "I.B", "II", "III", "IV", "V", and "VI" as well as the State Oil and Gas Lease Agreements covering those lands that are Mineral Classified by the State of Texas, attached hereto as Exhibits "VII", "VII.B", "VIII", "VIII.B", "IX", "X", "XII", "XIII", "XIV" and "XV".

I. Purpose of this Agreement

TXCO agrees to purchase and Peacock agrees to deliver oil and gas leases covering 128,704.14 net mineral acres out of the Prospect Acreage on the Form of Leases attached hereto.

II. Cash Consideration

In order to purchase all of the Leasehold Working Interest in the Prospect Acreage, TXCO agrees to pay Peacock the following cash consideration:

(i) [***] Cash, in immediately available funds, via wire transfer or cashiers check, payable as follows:

a) [***] at Closing on or before October 14, 2005, and
b) [***] on or before November 15, 2005, and
c) [***] on or before December 15, 2005, and

(ii) 450,000 shares of unregistered Common Stock of TXCO, same to be issued at Closing. Said Stock is to be issued as follows:

Joe R. Peacock.....................................150,000 shares
Joe R. Peacock, Jr................................150, 000 shares
Elton Smith..........................................150, 000 shares

(iii) [***] cash, as the bonus consideration for the rights below 6,000' only under 3,952.90 acres, more or less, on the Lykes Bro's Ranch in Presidio County, Texas.

         (iv) In the event Peacock receives notice on or before November 15, 2005 from TXCO of the existence of a title defect which if asserted, could result in title failure to any prospect acreage or portion thereof, then Peacock shall have 30 days after said notice to cure such defect to the satisfaction of TXCO. If said defect is not cured by Peacock within said 30 day period, then Peacock agrees to reimburse TXCO on the basis of the amount per acre as set out below, times the number of acres upon which such defect exists, as to those portions thereof. In the event Peacock shall cure such defect within 30 days, it shall be entitled to full compensation for the acreage as to which such defect existed. Notwithstanding anything to the contrary in this paragraph, it is agreed that the Closing of this transaction shall occur on or before October 14, 2005. If for any reason Peacock is unable to deliver any of the leases to TXCO, Peacock shall return the proportionate amount of cash consideration for such individual lease provided for herein to TXCO at the rate of [***] per net mineral acre.

III. Overriding Royalty Interest

        Peacock shall deliver the Prospect Acreage, with the exception of the Barrett Fee Lease, on the basis of a seventy seven percent Net Revenue Interest (77% N.R.I). The form of Assignment for the Overriding Royalty Interest reserved by Peacock is attached hereto as Exhibit "XVI". The Leasehold Working Interest form of Assignment is attached hereto as Exhibit "XVII".

IV. Area of Mutual Interest

     A. Peacock and TXCO agree to establish an Area of Mutual Interest (hereinafter referred to as "AMI") that shall remain in force for a period of two (2) years from the date of this Agreement unless sooner terminated by mutual agreement of the Parties. The AMI shall encompass the lands described on Exhibit "XVIII" attached hereto and made a part hereof.

     B. Should either Party acquire an oil and gas leasehold interest within the AMI during the term hereof (hereinafter referred to as the "Acquired Interest"), such Party (hereinafter referred to as the "Acquiring Party") shall promptly notify the other Party hereto, in writing, certified mail

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return receipt requested, of such Acquired Interest, the consideration paid or to be paid for the Acquired Interest, any other obligations (including, without limitation, drilling obligations) undertaken or to be undertaken as a part of such Acquired Interest and any other terms of such Acquired Interest. Further, the written notification shall contain all available title information, copies of leases, agreements by which the interests have been or will be acquired, and all other pertinent instruments. The written notice shall also describe in detail the cost and expense of such Acquired Interest and any other obligation that may be incurred pursuant thereto. In the event that Peacock is the Acquiring Party, TXCO shall, within ten (10) days after receipt of such notice, notify Peacock, in writing, whether or not it wishes to participate in such Acquired Interest; provided, however, that failure of TXCO to respond within the time and in the manner set forth above shall be deemed to be an election NOT to participate in such Acquired Interest. In the event that TXCO is the Acquiring Party, TXCO's sole obligation to Peacock is to honor the Overriding Royalty Interest burden as provided in Article IV.D. below.

     C. Should TXCO elect to participate in the Acquired Interest with Peacock, TXCO shall pay (or to the extent not yet due, agree to pay when due) its proportionate share of the direct costs (brokerage expenses, bonus paid, bank fees, etc.) incurred by Peacock associated with said Acquired Interest; and agrees to assume its proportionate share of any other obligations which are undertaken as part of such Acquired Interest (such as "drill to earn obligations"). The direct costs of an Acquired Interest shall be borne TXCO--100% and Peacock--0%. Upon receipt of such payment or other undertaking, Peacock shall promptly deliver to TXCO the Appropriate Assignments of the Acquired Interest. Peacock shall invoice TXCO for its determined proportionate share of the direct costs of the Acquired Interests, if applicable, and such invoice shall be payable within ten (10) days of receipt thereof. If TXCO fails to tender payment within the time period or when due if at a later date, TXCO may, at the option of Peacock, be deemed to have elected NOT to participate in the Acquired Interest.

     D. TXCO and Peacock agree that any Acquired Interest shall only be subject to an overriding royalty equal to the difference between existing burdens and 23.00% which shall be assigned to Peacock and no other overriding royalties or similar burdens created by TXCO or Peacock at the time of acquisition. In the event TXCO is the Acquiring Party it shall make an assignment of this overriding royalty immediately upon acquisition of the Acquired Interest, and prior to assigning any portion of the Acquired Interest to any third parties. Said Assignment of Overriding Royalty shall contain the following language:

        Assignor hereby conveys to Assignee, its successors and assigns, an Overriding Royalty Interest of ____% of 8/8ths (being the difference between existing burdens and 23.00%), of the gross value of all oil, gas, casinghead gas, condensate, distillate and other liquid or gaseous hydrocarbons and other minerals produced saved and marketed from land covered by the said oil and gas leases described hereinabove. Said Overriding Royalty Interest shall be free and clear of all expenses and costs including but not limited to all development, operating and production expenses and transportation costs, but shall be subject to and bear its proportionate part of all related severance, ad valorem or any other taxes, measured by the amount or value of the production attributable to its share of production. Initial proceeds from said Overriding Royalty Interest herein assigned shall be paid or delivered to

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Assignee, it's successors or assigns, within ninety (90) days from the date of first runs and regularly thereafter at monthly intervals.

        The Overriding Royalty Interest herein conveyed shall apply to all amendments, modifications, renewals, extensions, and replacements of the Exhibit "A" leases herein which may be acquired by Assignor, its successors or assigns, taken during the term of said leases and within one (1) year of the expiration or termination of any such leases.

        This Assignment of Overriding Royalty interest is made without warranty of title, either express or implied, except that Assignor specially warrants and agrees to defend Assignee's title to the Overriding Royalty Interest herein assigned against the lawful claims and demands of all persons claiming the same or any part thereof, by, through, or under Assignor, but not otherwise.

The terms and provisions hereof shall extend to and be binding upon the parties hereto, their heirs, successors and assigns.

V. Seismic and Geophysical Information

        TXCO shall provide Peacock with copies of all seismic and geophysical information which TXCO may acquire covering the Prospect Acreage. The parties hereto agree to maintain all data as confidential and not to disclose same so long as at least one-half of the Prospect Acreage is being maintained either during the primary term or by continuous development operations after the expiration of the primary term to any third party other than their employees, consultants or agents without first obtaining the prior written consent from the other party hereto.

VI. Reports and Information

TXCO agrees to furnish Peacock the following information as soon as same is available.

(i) A copy of the location plat and drilling permit for any Test Well.

(ii) Daily Drilling Reports on the progress of any Test Well(s) drilled.

(iii) Copies of all logs run in any Test Well(s) drilled.

(iv) Copies of all reports and complete results of all tests and surveys obtained in the drilling and completing of any Test Well(s) drilled; and,

(v) A copy of all reports and applications to any governmental agency having jurisdiction of the property or the products therefrom.

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        Peacock shall maintain all information as confidential so long as the entire lease is being maintained either during the primary term or by continuous development operations after the expiration of the primary term, and shall not disclose same to any third party during this time without first obtaining prior written consent from TXCO.

VII. Closing

        Closing shall take place as soon as Peacock shall have provided TXCO with an executed original Assignment of Oil & Gas Leases, along with a true and correct Xerox copy of each of the Oil and Gas Leases attached hereto, together with copies of the record title runs sheets that have been prepared for each of the leases, but in no event shall the closing take place later than October 14, 2005.

VIII. No Partnership

        It is not the intention of the parties hereto to create, and this Agreement shall not be construed as creating, a mining or other partnership or association for profit, or to render the parties hereto liable as partners. The rights and liabilities of such parties hereunder shall be several and not joint or collective.

IX. Confidentiality

        TXCO agrees to take reasonable steps to protect the confidentiality of the transactions contemplated by this Agreement, provided, however, TXCO and/or its affiliates shall be permitted to disclose information regarding this transaction to U.S. securities regulators, stock exchanges, its advisors, potential investors and the investing public whether by way of prospectus, information memorandum, filing or otherwise, as may be required by law.

X. Agreement Not Assignable

        This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and permitted assigns; provided, however, TXCO may not assign this Agreement prior to closing without the express prior written consent of Peacock, which consent may be withheld absolutely, in Peacock's sole discretion, or otherwise granted, totally upon such terms and conditions as Peacock shall elect to impose, in Peacock's sole discretion, regardless of basis or reason, if any, therefore TXCO agrees to furnish Peacock such information with respect to a proposed assignee and the proposed terms of the assignment as Peacock shall request. In the event Peacock consents to an assignment, TXCO shall not be relieved from any liability under this Agreement by virtue of any such assignment. Any assignment of this Agreement in violation of the foregoing provisions shall be null and void.

XI. Survival of Closing

        In addition to the acts and deeds recited herein and contemplated to be performed, executed and/or delivered by the parties hereto, each party agrees to perform, execute and/or deliver or cause to be performed, executed and/or delivered at the Closing or after the Closing, any and all

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further acts, deeds and assurances as may reasonably be required to consummate the transaction contemplated hereunder.
XII. Venue

        This Contract shall be construed under and in accordance with the laws of the United States and to the extent such laws would apply the laws of a particular state, the laws of the state in which the Property is situated. In any proceeding relating to the transaction contemplated by this Contract, the venue for such proceeding shall be Bexar County, Texas.

XIII. Invalidity

        In case any one or more of the provisions contained in this Contract shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Contract shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

XIV. Execution and Conclusion

        This Agreement may be executed in multiple counterparts, with signatures delivered via facsimile, each of which shall be considered an original for all purposes. The provisions hereof are binding upon the parties hereto and shall extend to their respective heirs, legal representatives, successors and assigns.

If the foregoing terms and conditions are acceptable to you, please evidence your Agreement by executing and returning one (1) original of this letter to the undersigned by 5:00 P.M., October 4, 2005.

Very truly yours,

PEACOCK OIL & GAS PROPERTIES, LTD.,
Acting By and Through Its General Partner,
PEACOCK EXPLORATION, LLC.

By: /s/ Joe R. Peacock
JOE R. PEACOCK, President

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AGREED TO AND ACCEPTED THIS
3RD DAY OF OCTOBER, 2005.

/s/ Elton Smith
ELTON SMITH

AGREED TO AND ACCEPTED THIS
4th DAY OF OCTOBER, 2005.

THE EXPLORATION COMPANY

By: /s/ James E. Sigmon
James E. Sigmon, President

[***] Material has been omitted from this Exhibit 99.1 pursuant to a request for confidential treatment and that material is being filed separately with the Securities and Exchange Commission.

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